Exhibit 99.1

Semrush Announces Second Quarter 2023 Financial Results
–Second quarter revenue of $74.7 million, up 19% year-over-year
–Surpasses $300 million of ARR, delivering 20% year-over-year growth in the second quarter
–Raises full year 2023 guidance

08/03/2023
BOSTON--(BUSINESS WIRE)-- Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the second quarter ended June 30, 2023.

"In the second quarter, we experienced steady growth, achieving double digit gains in revenue and paying customers year-over-year. I am pleased with our results this quarter - reporting revenue growth of 19%, ARR growth of 20% and customer growth of 14%,” said Oleg Shchegolev, CEO and Co-Founder of Semrush. “We returned to our roots, and have a healthy business focused on both growth and profitability. As a result of our strong execution, improved cost structure and continued leverage as we scale, we are raising our full year 2023 guidance.
“Our impressive results are a testament to the value we provide customers and our strategic positioning. We are continuously expanding our product offerings, investing in cutting-edge technology, particularly in Artificial Intelligence (AI), and are focused on driving new customer growth. I want to thank our growing customer base for their loyalty and support - our commitment to help businesses grow online remains unwavering," added Mr. Shchegolev.
Second Quarter Financial Highlights

•Second quarter revenue of $74.7 million, up 19% year-over-year.
•ARR of $302.4 million as of June 30, 2023, up 20% year-over-year.
•Dollar-based net revenue retention of 112% as of June 30, 2023, compared to 116% in the previous quarter.
•Over 104,000 paying customers as of June 30, 2023, up approximately 14% from a year ago.
•Net loss of $0.3 million for the second quarter, compared with a net loss of $8.3 million from a year ago.
•Non-GAAP net income of $3.5 million for the second quarter, compared with non-GAAP net loss of $6.1 million from a year ago.

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP net income (loss), and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Second Quarter 2023 Business Highlights
We are committed to empowering our customers with the best-in-class tools and services needed to boost their online presence and gain an edge in the market. In the second quarter, we advanced and expanded many of our offerings:
•Continued investments in Generative AI to provide enhanced, more efficient content creation capabilities through Semrush’s platform and App Center:
◦Launched Accessibility Scan & Monitor, a website accessibility app that uses AI to identify accessibility compliance issues – improving usability and removing barriers to entry for existing and potential customers, regardless of disability status.
◦Introduced Kompyte GPT, cutting-edge tracking technology that uses AI-driven automation to streamline the creation and maintenance of Battlecards, providing organizations with a strategic advantage to competitors.
◦Released two new AI-powered features within the SEO Writing Assistant including the Summarizer and “Compose with AI” functions that substantially reduce research and writing time for customers.
◦Added “Ask AI” feature to the ContentShake app, enabling customers to consistently produce high-quality content by entering a detailed text prompt.
•Semrush customers who pay more than $10,000 annually grew by more than 34% year-over-year.
•Ended the quarter with more than 951,000 registered free active customers, up 35% year-over-year.
Business Outlook

“Looking at the second half of 2023, I am confident in the underlying trends in the business and capabilities of our team to deliver profitability,” said Brian Mulroy, CFO of Semrush. “We expect revenue growth to reaccelerate with increasing adoption of our expanding product portfolio, tools, and add-ons. Importantly, we are committed to maintaining a disciplined and balanced approach to optimizing costs and improving efficiency and profitability while continuing to invest in future growth opportunities that we expect will drive long-term value.”
Based on information as of today, August 3, 2023, we are issuing the following financial guidance:

Third Quarter 2023 Financial Outlook

•For the third quarter, we expect revenue in a range of $78.0 to $79.0 million, which at the mid-point would represent growth of approximately 19% year-over-year.
•We expect third quarter non-GAAP net income of $3.0 to $4.0 million.

Full-Year 2023 Financial Outlook

•For the full-year, we are raising our prior revenue guidance to $307.0 to $309.0 million, from $306.0 to $309.0 million, which would represent growth at the midpoint of approximately 21% year-over-year.
•We are raising our non-GAAP net income guidance to $2.0 to $4.0 million, up from our prior guidance of breakeven to $3.0 million, for the full year 2023.

Reconciliation of non-GAAP net income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Governance Update
We are delighted to announce that Mark Vranesh will transition from Semrush’s Lead Independent Director to serve as Chairperson of the Board effective as of today. Mark will remain on the Audit Committee however Anna Baird will Chair the committee effective as of today. This transition is a result of Mr. Shchegolev’s desire to focus more on day to day management as our Chief Executive Officer. Mr Shchegolev will continue to hold a position as a director of the board.
Mark Vranesh has served as a member of our board of directors since December 2019 and as an advisor from November 2017 to December 2019. Ms. Baird has served as a member of our Board since March 2023.
Conference Call Details

Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.

Date: Friday, August 4, 2023
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO, Eugene Levin, President, and Brian Mulroy, CFO
Conference ID: 3520221
Participant Toll Free Dial-In Number: 1 (888) 350-3436
Participant International Dial-In Number: 1 (646) 960-0185

Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 104,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Trevose, Austin, Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Limassol, Prague, Warsaw, and Yerevan.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the third quarter and full year of 2023, including revenue and non-GAAP net income; statements about future operating results, business trends, capability to deliver profits, cost reduction and structures, product development, and consumer growth.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

Non-GAAP Financial Measure & Definitions of Key Metrics

Semrush has provided in this release the non-GAAP financial measure of non-GAAP net income (loss). Semrush uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

ARR is defined as of a given date as the monthly recurring revenue that we expect to contractually receive from all paid subscription agreements that are actively generating revenue as of that date multiplied by 12. We include both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as we do not have any indication that a customer has canceled or intends to cancel its subscription and we continue to generate revenue from them.

We updated our definition of ARR as of September 30, 2022. Prior to September 30, 2022, we defined ARR as the daily revenue of all paid subscription agreements that were actively generating revenue as of the last day of the reporting period multiplied by 365, except that we calculated the ARR from Prowly's customers as the monthly recurring revenue as of the last month of the reporting period multiplied by 12. We made this change because it simplifies the calculation and internal reporting of ARR, eliminates the impact of the number of days in a given month on ARR, and we believe the updated definition is a more widely used methodology in our industry.

Dollar-Based Net Revenue Retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP net income (loss), excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$74,693	$62,610	$145,563	$119,738
Cost of revenue ¹	12,972	12,598	25,611	24,185
Gross profit	61,721	50,012	119,952	95,553

Operating expenses
Sales and marketing ¹	30,237	30,894	65,733	56,724
Research and development ¹	14,116	9,671	27,996	17,809
General and administrative ¹	19,388	14,218	38,028	28,381
Exit costs	309	3,485	1,292	3,485
Total operating expenses	64,050	58,268	133,049	106,399
Loss from operations	(2,329)	(8,256)	(13,097)	(10,846)
Other income, net	2,919	711	4,624	870
Income (loss) before income taxes	590	(7,545)	(8,473)	(9,976)
Provision for income taxes	869	739	1,666	879
Net loss	$(279)	$(8,284)	$(10,139)	$(10,855)

Net loss per share attributable to common stockholders:
Basic and diluted	$0.00	$(0.06)	$(0.07)	$(0.08)

Weighted-average number of shares of common stock used in computing net loss per share attributable to common stockholders:
Basic and diluted	142,239	141,042	141,946	140,921
¹ includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cost of revenue	$32	$21	$49	$32
Sales and marketing	840	277	1,368	410
Research and development	542	358	885	507
General and administrative	2,351	1,548	4,259	2,187
Total stock-based compensation	$3,765	$2,204	$6,561	$3,136

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Reconciliation of Non-GAAP net income (loss)
Net loss	$(279)	$(8,284)	$(10,139)	$(10,855)
Stock-based compensation expense	3,765	2,204	6,561	3,136
Non-GAAP net income (loss)	$3,486	$(6,080)	$(3,578)	$(7,719)

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$24,072	$79,765
Short-term investments	199,678	157,774
Accounts receivable	4,286	3,559
Deferred contract costs, current portion	7,404	6,974
Prepaid expenses and other current assets	16,898	9,307
Total current assets	252,338	257,379
Property and equipment, net	6,534	8,076
Operating lease right-of-use assets	11,188	12,009
Intangible assets, net	12,209	10,286
Goodwill	7,853	6,529
Deferred contract costs, net of current portion	2,565	2,082
Other long-term assets	1,202	2,329
Total assets	$293,889	$298,690
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$10,246	$15,495
Accrued expenses	16,469	17,847
Deferred revenue	55,937	49,354
Current portion of operating lease liabilities	3,770	3,694
Other current liabilities	2,411	2,311
Total current liabilities	88,833	88,701
Deferred revenue, net of current portion	263	122
Deferred tax liability	100	11
Operating lease liabilities, net of current portion	8,125	8,929
Other long-term liabilities	674	1,023
Total liabilities	97,995	98,786
Stockholders' equity
Undesignated preferred stock	—	—
Class A common stock	1	—
Class B common stock	—	1
Additional paid-in capital	281,184	274,057
Accumulated other comprehensive deficit	(2,204)	(1,206)
Accumulated deficit	(83,087)	(72,948)
Total stockholders’ equity	195,894	199,904
Total liabilities and stockholders' equity	$293,889	$298,690

Semrush Holdings Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2023	2022
Operating Activities
Net loss	$(10,139)	$(10,855)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization expense	3,135	4,221
Amortization of deferred contract costs	4,855	4,763
Non-cash income on investments	(3,201)	—
Non-cash lease expense	1,886	—
Stock-based compensation expense	6,561	3,136
Non-cash interest expense	105	53
Change in fair value of convertible debt securities	(380)	(1,028)
Deferred taxes	81	202
Other non-cash items	649	—
Changes in operating assets and liabilities
Accounts receivable	(422)	109
Deferred contract costs	(5,768)	(6,033)
Prepaid expenses and other current assets	(5,869)	(4,874)
Accounts payable	(5,184)	(2,714)
Accrued expenses	(1,390)	4,818
Other current liabilities	—	1,589
Deferred revenue	6,958	7,240
Other long-term liabilities	—	(38)
Change in operating lease liability	(1,800)	—
Net cash (used in) provided by operating activities	(9,923)	589
Investing Activities
Purchases of property and equipment	(957)	(2,798)
Purchases of short-term investments	(172,687)	—
Proceeds from sales and maturities of short-term investments	132,741	—
Purchases of convertible debt securities	(323)	(2,000)
Capitalization of internal-use software development costs	(2,630)	(782)
Cash paid for acquisition of businesses, net of cash acquired	(1,082)	(13,993)
Purchases of other investments	(150)	—
Net cash used in investing activities	(45,088)	(19,573)
Financing Activities
Proceeds from exercise of stock options	302	1,194
Proceeds from issuance of shares in connection with Employee Stock Purchase Plan	264	—
Payment of finance leases	(1,209)	(1,445)
Net cash used in financing activities	(643)	(251)
Effect of exchange rate changes on cash and cash equivalents	(39)	(1,513)
Decrease in cash, cash equivalents and restricted cash	(55,693)	(20,748)
Cash, cash equivalents and restricted cash, beginning of period	79,765	269,841
Cash, cash equivalents and restricted cash, end of period	$24,072	$249,093

INVESTOR
Brinlea C. Johnson
Managing Director
The Blueshirt Group
brinlea@blueshirtgroup.com

MEDIA
Jesse Platz
VP of Analyst and Public Relations
Semrush Holdings, Inc.
jesse.platz@semrush.com